Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Teledyne Technologies Incorporated pertaining to the Teledyne Technologies Incorporated 401(k) Plan of our report dated February 26, 2015, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated, included in its Annual Report (Form 10-K) for the year ended January 3, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 16, 2016